UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 23, 2009


                              WOLF RESOURCES, INC.
             (Exact name of registrant as specified in its charter)

            Nevada                    0001328769                 20-2414965
(State or Other Jurisdiction         (Commission                (IRS Employer
     of Incorporation)               File Number)            Identification No.)

     564 Wedge Lane, Fernley, Nevada                                89408
(Address of principal executive offices)                         (Zip Code)

       Registrant's telephone number, including area code: (403)585-9144

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR240.14d-2(b))

[ ] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17
    CFR240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.01 - CHANGES IN CONTROL OF REGISTRANT

On February 17, 2009, our president, Graeme McNeill, bought a total of 2,000,000 shares of our restricted common stock from Robert Roth. The number of shares transferred to Mr. McNeill represents approximately 24% of our issued and outstanding common stock. Mr. McNeill agreed to each pay $2,000 to Mr. Roth in connection with the share purchase. These amounts will be paid from personal funds of the purchaser.

In addition Mr. Roth resigned as our director on the same date. Mr. Roth's resignation was not as a result of any disagreement on any matter relating to our operations, policies or practices.

                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 23, 2009                 WOLF RESOURCES, INC.


                                        By: /s/ Graeme McNeill
                                           ------------------------------------
                                           Graeme McNeill, Director

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